Exhibit 99.1

LogMeIn Reports Third Quarter Results

Announces Q3 Revenue of $58.1 Million, up 35% Year over Year; Increases FY’14 Revenue Guidance to $220.5-$221.0 Million; Announces $75 Million Share Repurchase Program

Boston, October 23, 2014 – LogMeIn, Inc. (NASDAQ: LOGM) today announced its results for the third quarter of 2014. Total revenue increased 35 percent to $58.1 million from $43.0 million reported in the third quarter of 2013.

Adjusted EBITDA for the third quarter of 2014 was $13.3 million, or 23 percent of revenue, as compared to $9.2 million, or 21 percent of revenue, in the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014 was $8.1 million, or $0.32 per diluted share. Non-GAAP net income excludes $6.3 million in stock compensation expense, $57,000 in litigation related expense and $2.4 million in acquisition related costs and amortization. This compares to non-GAAP net income of $3.5 million, or $0.14 per diluted share, reported in the third quarter of 2013.

GAAP net income for the third quarter of 2014 was $2.3 million, or $0.09 per diluted share, as compared to GAAP net loss of $56,000, or $0.00 per diluted share, reported in the third quarter of 2013.

GAAP cash flow from operations for the third quarter of 2014 was $13.5 million, or 23 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $196.3 million. Additionally, the Company reported total deferred revenue of $103.4 million, an increase of 29 percent from the $80.3 million reported in the third quarter of 2013.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We’re pleased to report another great quarter, with revenue and earnings that exceeded the high-end of our guidance,” said Michael Simon, CEO of LogMeIn.

“In the third quarter, join.me once again delivered triple digit year-over-year revenue growth. We expanded our IT Management portfolio by acquiring Meldium, a password management provider. Additionally, our strategic Internet of Things initiative, Xively, continues to gain customers and encouraging traction in this important emerging market.”

For the fourth quarter and the full year, we are increasing our guidance for both revenue and earnings per share,” concluded Simon.

The Company also announced that its Board of Directors approved a $75 million share repurchase program. Under the share repurchase program, the Company is authorized to repurchase up to $75 million of its outstanding shares of common stock. Any share repurchases made pursuant to the program will be made from time to time in the open market, in privately negotiated transactions or otherwise. The timing and amount of any share repurchases will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the stock, regulatory requirements and other factors. The Company currently expects to fund the share repurchase program from its cash balances. The share repurchase program may be suspended, modified or discontinued at any time at the Company’s discretion without prior notice.

Business Outlook

Based on information available as of October 23, 2014, the Company is issuing guidance for the fourth quarter 2014 and fiscal year 2014.

Fourth Quarter 2014: The Company expects fourth quarter revenue to be in the range of $58.4 million to $58.9 million.

Adjusted EBITDA is expected to be in the range of $13.4 million to $13.8 million, representing an adjusted EBITDA margin of 23 percent.

Non-GAAP net income is expected to be in the range of $8.0 million to $8.3 million, or $0.32 to $0.33 per diluted share. Non-GAAP net income excludes an estimated $7.0 million of stock compensation expense, $60,000 in litigation related expense and $3.1 million in acquisition related costs and amortization.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 30 percent. Non-GAAP net income per diluted share for the fourth quarter of 2014 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, litigation related expense and acquisition related costs and amortization, we expect to report GAAP net income in the range of $1.0 million to $1.3 million, or $0.04 to $0.05 per share.

GAAP net income for the fourth quarter assumes an effective tax rate of approximately 20 percent. GAAP net income per share for the fourth quarter of 2014 is based on an estimated 25.2 million weighted average shares outstanding.

Fiscal year 2014: The Company expects full year 2014 revenue to be in the range of $220.5 million to $221.0 million.

Adjusted EBITDA is expected to be in the range of $48.0 million to $48.4 million, representing an adjusted EBITDA margin of 22 percent.

Non-GAAP net income is expected to be in the range of $28.9 million to $29.2 million, or $1.15 to $1.16 per diluted share. Non-GAAP net income excludes an estimated $25.4 million in stock compensation expense, $400,000 in litigation related expense and $8.6 in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2014 assumes an effective tax rate of approximately 30 percent. Non-GAAP net income per diluted share for 2014 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, litigation related expense and acquisition related costs and amortization, we expect to report GAAP net income in the range of $5.6 million to $5.9 million, or $0.22 to $0.23 per share.

GAAP net income for the full year assumes an effective tax rate of 20 percent. GAAP net income per share for 2014 is based on an estimated 25.2 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, October 23, 2014

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-505-4375 (for the U.S. and Canada) or 719-325-2144 (for international callers), and enter conference ID 560-2336. A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on October 23, 2014 until 8:00 p.m. Eastern Time on October 30, 2014, by dialing 888-203-1112.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net (loss) income excluding provision for income taxes, interest income and other expense (income), net, depreciation and amortization, acquisition related costs, stock compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, litigation related expense, and income tax effect of Non-GAAP items. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (Nasdaq:LOGM) transforms the way people work and live through secure connections to the computers, devices, data, and people that make up their digital world. The Company’s cloud services free millions of people to work from anywhere, empower IT professionals to securely embrace the modern cloud-centric workplace, give companies new ways to reach and support today’s connected customer, and help businesses bring the next generation of connected products to market.

LogMeIn is headquartered in Boston’s Innovation District with offices in Australia, Hungary, India, Ireland, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the progress or success of the Company’s products and services, and the Company’s financial guidance for fiscal year 2014 and the fourth quarter of 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the Company’s markets, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	September 30,
	2013	2014

ASSETS
Current assets:
Cash and cash equivalents	$89,257	$96,341
Marketable securities	100,299	99,985
Accounts receivable, net	12,957	11,055
Prepaid expenses and other current assets	6,508	7,942
Restricted cash, current portion	23	1,492
Deferred income taxes	3,053	3,011

Total current assets	212,097	219,826
Property and equipment, net	13,198	13,496
Restricted cash, net of current portion	3,902	2,538
Intangibles, net	16,886	19,488
Goodwill	18,712	37,916
Other assets	5,348	4,949
Deferred income taxes	9,470	8,100

Total assets	$279,613	$306,313

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,390	$6,315
Accrued liabilities	20,110	23,904
Deferred revenue, current portion	82,496	101,292

Total current liabilities	108,996	131,511
Deferred revenue, net of current portion	2,667	2,119
Other long-term liabilities	611	1,744

Total liabilities	112,274	135,374

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	254	265
Additional paid-in capital	200,235	226,349
(Accumulated deficit) retained earnings	(1,439)	3,203
Accumulated other comprehensive loss	(1,186)	(2,311)
Treasury stock	(30,525)	(56,567)

Total equity	167,339	170,939

Total liabilities and equity	$279,613	$306,313

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Revenue	$42,970	$58,062	$121,077	$162,057
Cost of revenue	4,685	7,334	13,870	20,851

Gross profit	38,285	50,728	107,207	141,206

Operating expenses
Research and development	7,693	9,751	22,002	24,436
Sales and marketing	22,327	30,091	65,462	88,854
General and administrative	5,913	7,887	23,785	22,012
Amortization of intangibles	161	228	520	753

Total operating expenses	36,094	47,957	111,769	136,055

Income (loss) from operations	2,191	2,771	(4,562)	5,151

Interest income, net	117	167	437	427
Other (expense) income	(141)	6	313	202

Income (loss) before income taxes	2,167	2,944	(3,812)	5,780
Provision for income taxes	(2,223)	(636)	(3,411)	(1,138)

Net (loss) income	$(56)	$2,308	$(7,223)	$4,642

Net (loss) income per share:
basic	$(0.00)	$0.09	$(0.30)	$0.19
diluted	$(0.00)	$0.09	$(0.30)	$0.18
Weighted average shares outstanding:
basic	24,248,893	24,592,053	24,403,549	24,381,859
diluted	24,248,893	25,203,594	24,403,549	25,105,164

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

GAAP Income (loss) income from operations	$2,191	$2,771	$(4,562)	$5,151

Add Back:
Stock-based compensation expense	4,613	6,270	14,895	18,421
Litigation related expenses	104	57	6,738	301
Acquisition related costs and amortization	713	2,396	2,924	5,548

Non-GAAP Operating income	7,621	11,494	19,995	29,421

Other (expense) income, net	(24)	173	750	629

Non-GAAP Income before income taxes	7,597	11,667	20,745	30,050

Non-GAAP Provision for income taxes	(4,088)	(3,534)	(10,841)	(9,108)

Non-GAAP Net income	$3,509	$8,133	$9,904	$20,942

Non-GAAP Diluted net income per share:	$0.14	$0.32	$0.40	$0.83
Diluted weighted average shares outstanding used in computing per share amounts:	25,023,116	25,203,594	25,005,699	25,105,164

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

GAAP Net (Loss) Income	$(56)	$2,308	$(7,223)	$4,642

Add Back:
Stock-based compensation expense	4,613	6,270	14,895	18,421
Litigation related expenses	104	57	6,738	301
Acquisition related costs	223	1,438	1,417	2,493
Interest income and other expense (income), net	24	(173)	(750)	(629)
Income tax expense	2,223	636	3,411	1,138
Depreciation and amortization expense	2,057	2,782	5,653	8,281

Adjusted EBITDA	$9,188	$13,318	$24,141	$34,647

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Stock-based compensation expense:
Cost of revenue	$158	$295	$542	$804
Research and development	835	863	2,897	2,647
Sales and marketing	1,594	2,202	5,821	7,059
General and administrative	2,026	2,910	5,635	7,911

Total stock based-compensation	$4,613	$6,270	$14,895	$18,421

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Cash flows from operating activities
Net (loss) income	$(56)	$2,308	$(7,223)	$4,642
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,056	2,782	5,652	8,281
Amortization of premiums on investments	62	56	139	178
Provision for bad debts	31	20	72	52
Provision for deferred income taxes	6	248	204	516
Stock-based compensation	4,613	6,270	14,895	18,421
Gain on disposal of equipment	1	30	—	29
Changes in assets and liabilities:
Accounts receivable	(1,760)	(751)	1,841	1,824
Prepaid expenses and other current assets	(1,619)	(420)	(5,007)	(1,429)
Other assets	(276)	101	(2,070)	311
Accounts payable	228	151	(2,181)	584
Accrued liabilities	(905)	4,934	1,092	3,607
Deferred revenue	2,571	(2,649)	10,623	20,745
Other long-term liabilities	(52)	404	(226)	1,125

Net cash provided by operating activities	4,900	13,484	17,811	58,886

Cash flows from investing activities
Purchases of marketable securities	(4,999)	(29,989)	(65,380)	(49,973)
Proceeds from sale or disposal or maturity of marketable securities	5,000	30,000	65,000	50,000
Purchases of property and equipment	(3,203)	(1,349)	(9,659)	(5,697)
Intangible asset additions	(204)	(445)	(1,119)	(1,767)
Cash paid for acquisition, net of cash acquired	—	(15,015)	—	(22,449)
Decrease (increase) in restricted cash and deposits	—	1	125	(199)

Net cash used in investing activities	(3,406)	(16,797)	(11,033)	(30,085)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	2,263	2,681	2,530	12,987
Income tax benefit from the exercise of stock options	641	6	643	6
Payment of contingent consideration	(104)	—	(104)	—
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	(629)	(1,733)	(1,546)	(5,290)
Purchase of treasury stock	(5,685)	(19,093)	(20,292)	(26,042)

Net cash used in financing activities	(3,514)	(18,139)	(18,769)	(18,339)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(74)	(3,035)	(957)	(3,378)

Net (decrease) increase in cash and cash equivalents	(2,094)	(24,487)	(12,948)	7,084
Cash and cash equivalents, beginning of period	101,078	120,828	111,932	89,257

Cash and cash equivalents, end of period	$98,984	$96,341	$98,984	$96,341

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30
	2013	2014	2013	2014

GAAP Cash flows from operating activities	$4,900	$13,484	$17,811	$58,886

Add Back:
Litigation related payments	537	161	7,822	521
Acquisition related payments	3,355	31	3,873	146

Cash flows from operating activities before litigation related payments and acquisition related payments	$8,792	$13,676	$29,506	$59,553